As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-190538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	4911	90-0893251
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 3

San Francisco, CA 94111

(415) 283-4000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Daniel M. Elkort

General Counsel

Pattern Energy Group Inc.

Pier 1, Bay 3

San Francisco, CA 94111

(415) 283-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kirk A. Davenport II Patrick H. Shannon Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200	Shelley A. Barber Brenda K. Lenahan Vinson & Elkins L.L.P. 666 Fifth Avenue New York, NY 10103 (212) 237-0000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☐ Smaller reporting company

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pattern Energy Group Inc. is filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-190538) to submit Exhibits 3.1, 5.1, 10.5 and 23.1. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. No changes are being made to the prospectus or Items 13, 14, 15, or 17 of Part II to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The actual and estimated expenses in connection with this offering, all of which will be borne by us, are as follows:

SEC Registration Fee	$52,705
FINRA Filing Fee	$58,460
Printing and Engraving Expense	$350,000
Legal Fees	$7,000,000
Accounting Fees	$3,500,000
Blue Sky Fees	—
Stock Exchange Listing Fees	$300,000
Transfer Agent Fee	$5,000
Miscellaneous	$2,733,835

Total	$14,000,000

Item 14. Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. If a claim for indemnification or advancement of expenses is not paid in full in accordance with our amended and restated by laws, the officer or director is entitled to file suit to recover the unpaid amount of such claim.

Our amended and restated certificate of incorporation filed as Exhibit 3.1 to this registration statement provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we entered into agreements to indemnify our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The proposed form of such indemnification agreement is filed as Exhibit 10.4 to this registration statement.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the U.S. Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities.

On October 17, 2012, in connection with our formation, Pattern Renewables LP, a subsidiary of Pattern Energy Group LP, was issued 100 shares of our common stock for total consideration of $1,000 in cash in order to provide our initial capitalization.

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1**	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of Pattern Energy Group Inc.

3.2**	Form of Amended and Restated Bylaws of Pattern Energy Group Inc.

4.1**	Form of Class A Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1**	Credit and Guaranty Agreement, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as Administrative Agent and Collateral Agent, Bank of Montreal, as Syndication Agent, and Morgan Stanley Bank, N.A., as Documentation Agent, dated as of November 15, 2012.

10.2**	Form of Pattern Energy Group Inc. 2013 Equity Incentive Award Plan

10.3**	Form of Pattern Energy Group Inc. 2013 Incentive Bonus Plan

10.4**	Form of Stock Option Agreement under 2013 Equity Incentive Award Plan

10.5	Form of Restricted Stock Agreement under 2013 Equity Incentive Award Plan

10.6**	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan

10.7**	Form of Indemnification Agreement between the Registrant and each of its Executive Officers and Directors

10.8**	Form of Registration Rights Agreement

10.9**	Form of Contribution Agreement

10.10**	Form of Purchase Rights Agreement

10.11**	Form of Management Services Agreement

10.12**	Form of Non-Competition Agreement

10.13**	Form of Shareholder Agreement

10.14**	Form of Employment Agreement

21.1**	List of Subsidiaries

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP

23.3**	Consent of Garrad Hassan America, Inc.

24.1**	Powers of Attorney (included in the signature pages to this registration statement)

99.1**	Independent Engineer’s Report of Garrad Hassan America, Inc.

99.2**	Consent of Alan R. Batkin to be named as a board nominee

99.3**	Consent of The Lord Brown of Madingley to be named as a board nominee

99.4**	Consent of Douglas G. Hall to be named as a board nominee

99.5**	Consent of Patricia M. Newson to be named as a board nominee

99.6**	Consent of Patricia S. Bellinger to be named as a board nominee

*	To be filed by amendment.
**	Previously filed.

(B) Financial Statement Schedules

Schedule II — Valuation and Qualifying Accounts

Certain information required in Schedule II, Valuation and Qualifying Accounts, has been omitted because equivalent information has been included in the financial statements included in this registration statement.

Other financial statement schedules have been omitted because they either are not required, are immaterial or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1)	for purposes of determining any liability under the U.S. Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the U.S. Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2)	for purposes of determining any liability under the U.S. Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i)	that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(B)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(C)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(D)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended, the registrant has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on September 20, 2013.

PATTERN ENERGY GROUP INC.

by:	/s/ Michael M. Garland
Michael M. Garland

Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 as amended, this amendment no. 4 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title

/s/ Michael M. Garland Michael M. Garland	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael J. Lyon Michael J. Lyon	Chief Financial Officer (Principal Financial Officer)

*	Senior Vice President, Fiscal and
Eric S. Lillybeck	Administrative Services (Principal Accounting Officer)

*	Director
Michael B. Hoffman

*By:	/s/ Michael J. Lyon
Michael J. Lyon
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1**	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of Pattern Energy Group Inc.

3.2**	Form of Amended and Restated Bylaws of Pattern Energy Group Inc.

4.1**	Form of Class A Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1**	Credit and Guaranty Agreement, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as Administrative Agent and Collateral Agent, Bank of Montreal, as Syndication Agent, and Morgan Stanley Bank, N.A., as Documentation Agent, dated as of November 15, 2012.

10.2**	Form of Pattern Energy Group Inc. 2013 Equity Incentive Award Plan

10.3**	Form of Pattern Energy Group Inc. 2013 Incentive Bonus Plan

10.4**	Form of Stock Option Agreement under 2013 Equity Incentive Award Plan

10.5	Form of Restricted Stock Agreement under 2013 Equity Incentive Award Plan

10.6**	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan

10.7**	Form of Indemnification Agreement between the Registrant and each of its Executive Officers and Directors

10.8**	Form of Registration Rights Agreement

10.9**	Form of Contribution Agreement

10.10**	Form of Purchase Rights Agreement

10.11**	Form of Management Services Agreement

10.12**	Form of Non-Competition Agreement

10.13**	Form of Shareholder Agreement

10.14**	Form of Employment Agreement

21.1**	List of Subsidiaries

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP

23.3**	Consent of Garrad Hassan America, Inc.

24.1**	Powers of Attorney (included in the signature pages to this registration statement)

99.1**	Independent Engineer’s Report of Garrad Hassan America, Inc.

99.2**	Consent of Alan R. Batkin to be named as a board nominee

99.3**	Consent of The Lord Brown of Madingley to be named as a board nominee

99.4**	Consent of Douglas G. Hall to be named as a board nominee

99.5**	Consent of Patricia M. Newson to be named as a board nominee

99.6**	Consent of Patricia S. Bellinger to be named as a board nominee

*	To be filed by amendment.
**	Previously filed.